UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020 (May 12, 2020)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 12, 2020, Forward Air Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the proposals described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 31, 2020.
Proposal 1
The Company’s shareholders elected ten individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Allen	25,302,098	139,399	758,005
Ana B. Amicarella	25,393,430	48,067	758,005
Valerie A. Bonebrake	25,420,444	21,053	758,005
C. Robert Campbell	25,155,709	285,788	758,005
R. Craig Carlock	25,266,351	175,146	758,005
C. John Langley, Jr.	25,171,263	270,234	758,005
G. Michael Lynch	24,993,310	448,187	758,005
Thomas Schmitt	24,575,864	865,633	758,005
Laurie A. Tucker	25,422,255	19,242	758,005
W. Gilbert West	25,411,151	30,346	758,005

Proposal 2
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020, as set forth below:

Votes For	Votes Against	Abstentions
25,555,944	641,939	1,619

Proposal 3
The Company’s shareholders voted to approve an advisory resolution on the Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,180,432	249,489	11,576	758,005

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 13, 2020	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer